Exhibit 3.15(b)
BYLAWS OF
SPECIALTY SURGICENTERS, INC.
Adopted: April 27, 1995
ARTICLE 1.
OFFICES
1.1	BUSINESS OFFICE
The principal office of the Corporation shall be located at any place within or outside the State of Georgia as designated in the Corporation’s most current Articles of Incorporation filed with the Georgia Secretary of State or as determined by the Board of Directors from time to time. The Corporation may have such other offices, either within or without the State of Georgia as the Board of Directors may designate or as the business of the Corporation may require from time to time. This Corporation shall maintain at its principal office a copy of certain records, as specified in Article 2.
1.2	REGISTERED OFFICE
The registered office of the Corporation shall be located within Georgia and may be, but need not be, identical with the principal office (if located within Georgia). The address of the registered office may be changed from time to time.
ARTICLE 2.
SHAREHOLDERS
2.1	ANNUAL MEETING OF SHAREHOLDERS
The Annual Meeting of the Shareholders shall be held on the second Tuesday in May of each year, beginning with the year 1996, at the hour of 10 o’clock a.m., or at such other time on such other day within such month as shall be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the Annual Meeting shall be a weekend or a legal holiday in the State of Georgia such meeting shall be held on the next succeeding business day. If the election of Directors is not held on the day designated herein for any Annual Meeting of the Shareholders, or at any subsequent continuation after adjournment thereof, the Board of Directors shall cause the election to be held at a Special Meeting of the Shareholders as soon thereafter as is convenient.
2.2	SPECIAL MEETING OF SHAREHOLDERS
Special Meetings of the Shareholders may be called by the President or by the Board of Directors and shall be called by the President at the request of the holders of not less than one-fourth of all outstanding votes of the Corporation entitled to be cast on any issue proposed to be considered at the meeting, for any purpose or purposes, described in the meeting notice.

2.4.4 CONTENTS OF NOTICE
The notice of each Special Meeting of Shareholders shall include a description of the purpose or purposes for which the meeting is called. Except as provided in the Corporation’s Charter, Bylaws, or the Act, the notice of the Annual Meeting of Shareholders need not include a description of the purpose or purposes for which the meeting is called.
If the purpose of any Meeting of Shareholders is to consider either: (1) a proposed amendment to the Charter (including restated Charter requiring Shareholder approval); (2) a plan of merger or share exchange; (3) the sale, lease, exchange or other disposition of all, or substantially all of the Corporation’s property; (4) the dissolution of the Corporation; (5) the removal of a Director, the notice must so state and be accompanied by respectively a copy or summary of the: (1) Articles of amendment; (2) plan of merger or share exchange; and (3) transaction for disposition of all the Corporation’s property. If the proposed corporate action creates dissenters’ rights, the notice must state that Shareholders are, or may be, entitled to assert dissenters’ rights, and must be accompanied by a copy of the provisions of Act required to be included by the Act. If the Corporation issues, or authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to all the Shareholders the number of shares authorized or issued, and the consideration received with or before the notice of the next Meeting of Shareholders. Likewise, if the Corporation indemnifies or advances expenses to a Director, this shall be reported to all the Shareholders with or before notice of the next Shareholder’s Meeting.
2.5	FIXING OF RECORD DATE
For the purpose of determining Shareholders of any voting group entitled to notice of or to vote at any Meeting of Shareholders, or Shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the Record Date. Such Record Date shall not be more than seventy (70) days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If no Record Date is so fixed by the Board for the determination of Shareholders entitled to notice of, or to vote, at a meeting of Shareholders, or Shareholders entitled to receive a share dividend or distribution, the Record Date for determination of such Shareholders shall be at the close of business on:
2.5.1	With respect to an Annual Meeting of Shareholders or any Special Meeting of Shareholders called by the Board or any person specifically authorized by the Board or these Bylaws to call a meeting, the close of business on the day before the first notice is delivered to Shareholders;

2.5.2	With respect to a Special Shareholder’s Meeting demanded by the Shareholders, the date the first Shareholder signs the demand;

2.5.3	With respect to the payment of a share dividend, the date the Board authorizes the share dividend;

2.5.4	With respect to actions taken in writing without a meeting, the date the first Shareholder signs a consent; and

2.5.5	With respect to a distribution to Shareholders, (other than one involving a repurchase or reacquisition of shares), the date the Board authorizes the distribution.
When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new Record Date, which it must do if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting.

2.9	PROXIES
At all meetings of Shareholders, a Shareholder may vote in person or by proxy executed in writing by the Shareholder or by the Shareholder’s duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise expressly provided in the proxy.
2.10	VOTING OF SHARES
Unless otherwise provided in the Charter, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the Shareholders.
Absent special circumstances, the shares of a corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation and no such shares shall be counted in determining the total number of outstanding shares of the corporation at any given time.
Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.
2.11	CORPORATION’S ACCEPTANCE OF VOTES
2.11.1	If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of the Shareholder, the Corporation — if acting in good faith — is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the Shareholders.

2.11.2	If the name signed on a vote, consent, waiver, or proxy appointment do not correspond to the name of its Shareholder, the Corporation — if acting in good faith — is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the Shareholder if:
2.11.2.1	The Shareholder is an entity as defined in the Act and the name signed purports to be that of an officer or agent of the entity;

2.11.2.2	The name signed purports to be that of an administrator, executor, guardian, or conservator representing the Shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

2.11.2.3	The name signed purports to be that of a receiver or trustee in bankruptcy of the Shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

2.11.2.4	The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the Shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the Shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment;

2.11.2.5	Two (2) or more persons are the Shareholder as co-tenants or fiduciaries and the name signed purports to the name of at least one (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

2.14.2.5	All written communications to Shareholders generally within the past three (3) year, including the financial statements furnished for the past three (3) years to the Shareholders;

2.14.2.6	A list of the names and business addresses of its current Directors and officers; and,

2.14.2.7	Its most recent Articles of Incorporation delivered to the Secretary of State.
2.14.3 Conditional Right of Inspection
In addition, if a Shareholder fives the Corporation a written demand made in good faith and for a proper purpose at least five (5) days business days before the date on which he or she wishes to inspect and copy, and if the Shareholder describes with reasonable particularity a reasonable business purpose for such inspection and the records he or she desires to inspect, and the records are directly connected with the Shareholder’s purpose, a Shareholder of a Corporation (or the Shareholder’s agent or attorney) shall be entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation:
2.14.3.1	Excerpts from minutes of any Meeting of the Board of Directors, records of any action of a committee of the Board of Directors on behalf of the Corporation, minutes of any meeting of the Shareholders, and records of action taken by the Shareholders or Board of Directors without a meeting to the extent not otherwise subject to inspection under this Section.

2.14.3.2	Accounting records of the Corporation; and

2.14.3.3	The record of Shareholders (compiled no earlier than the date of the Shareholder’s demand).
2.14.4 COPYING COSTS
The right to copy records includes, if reasonable, the right to receive copies may by photographic, xerographic, or other means. The Corporation may impose a reasonable charge covering the costs of labor and material, for copies of any documents provided to the Shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.
2.14.5 SHAREHOLDER INCLUDES BENEFICIAL OWNER
For purposes of this Section, the term “Shareholder” shall include a beneficial owner whose shares are held in a voting trust or by a nominee on a Shareholder’s behalf.
2.15	FINANCIAL STATEMENT SHALL BE FURNISHED TO THE SHAREHOLDER
2.15.1	Furnishing of Financial Statements
The Corporation shall furnish its Shareholders with annual financial statements, which may be consolidated or combined statements of the Corporation and one (1) or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in Shareholders’ equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements for the Shareholders also must be prepared on that basis.
2.15.2	Report or Certification

3.5	NOTICE OF, AND WAIVER OF NOTICE FOR, SPECIAL MEETINGS OF DIRECTORS
Unless the Charter provides for a longer or shorter period, notice of any Special Meeting of the Board of Directors shall be given at least two (2) days prior thereto either orally or in writing. If mailed, notice of any Special Meeting of Directors shall be deemed to be effective at the earlier of: (1) When received; (2) five (5) days after deposited in the United States mail, addressed to the Director’s business office with postage thereon prepaid; or (3) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the Director.
Any Director may waive notice of any Meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the Director entitled to the notice, and filed with the minutes or corporate records. The attendance of a Director at a meeting shall constitute waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting.
Unless required by the Charter or the Act, neither the business to be transacted at, nor the purpose of, any Special Meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
3.6	DIRECTOR QUORUM
A majority of the number of Directors provided for in these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors unless the Charter requires a greater number.
3.7	DIRECTORS, MANNER OF ACTING
3.7.1	The act of the majority of the Directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors unless the Charter requires a greater percentage. Any amendment which changes the number of Directors needed to take action shall be subject to the provisions of Section 3.8 hereof.

3.7.2	Unless the Charter provides otherwise, any or all Directors may participate in a regular or Special Meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deems to be present in person at the meeting.

3.7.3	A Director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (1) The Director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting; or (2) the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) the Director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting- The right of dissent or abstention is not available to a Director who votes in favor of the action taken.
3.8	ESTABLISHING A “SUPER MAJORITY” QUORUM OR VOTING REQUIREMENT FOR THE BOARD OF DIRECTORS
For purposes of this Section, a “super majority” quorum is a requirement that more than a majority of the Directors in office constitute a quorum, and a “super majority” voting requirement is any requirement that requires the vote of more than a majority of those Directors present at a meeting at which a quorum is present to be the act of the Directors.

The term of a Director elected to fill a vacancy expires at the next Shareholders’ Meeting at which Directors are elected. However, if a Director’s term expires, the Director shall continue to serve until the Director’s successor is elected and qualifies or until there is a decrease in the number of Directors.
3.12	DIRECTOR COMPENSATION
Unless otherwise provided in the Charter, by resolution of the Board of Directors, each Director may be paid his or her expenses, if any, of attendance at each Meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sum for attendance at each Meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
3.13	DIRECTOR COMMITTEES
3.13.1	Creation of Committees

Unless the Charter provides otherwise, the Board of Directors may create one (1) or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have at least two (2) members, who shall serve at the pleasure of the Board of Directors.

3.13.2	Selection of Members

The creation of a committee and appointment of members to it must be approved by the greater of: (1) a majority of all the Directors in office when the action is taken or (2) the number of Directors required by the Charter to take such action.

3.13.3	Required Procedures

All provisions of the Charter and these Bylaws governing meetings, action without meeting, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees and their members.

3.13.4	Authority

Unless limited by the Charter, each properly constituted committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating such committee. However, a committee may not:
3.13.4.1	Authorize distributions, except according to a formula or method prescribed by the Board of Directors;

3.13.4.2	Approve or propose to Shareholders action that the Act requires be approved by Shareholders;

3.13.4.3	Fill vacancies on the Board of Directors or on any of its committees;

3.13.4.4	Amend the Charter;

3.13.4.5	Adopt, amend, or repeal Bylaws;

3.13.4.6	Approve a plan of merger not requiring Shareholder approval;

3.13.4.7	Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

4.6	SECRETARY
The Secretary shall: (a) keep the minutes of the proceedings of the Shareholders and of the Board of Directors in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the Corporation and if there is a seal of the Corporation, see that it is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the Corporation; (e) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (f) sign with the President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Director; (g) have general charge of the stock transfer books of the Corporations; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.
4.7	TREASURER
The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or to other depositaries as shall be selected by the Board of Directors; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.
4.8	SALARIES
The salaries of the officers shall be fixed from time to time by the Board of Directors.
ARTICLE 5.
INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS, AND EMPLOYEES
5.1	INDEMNIFICATION OF DIRECTORS
Unless otherwise provided in the Charter, the Corporation shall indemnify any individual made a party to a proceeding because he or she is or was a Director of the Corporation against liability incurred in the proceeding, but only if such indemnification is both (i) determined permissible and (ii) authorized, as defined in this Section.
5.1.1	Determination, Authorization, Limitation
The Corporation shall not indemnify a Director under this Section unless:
5.1.1.1	Determination
A determination has been made by the Board of Directors in accordance with the procedures set forth herein that the Director met the standards of conduct set forth in Section 5.1.2, and
5.1.1.2	Authorization
Payment has been authorized in accordance with the procedures set forth herein based on a conclusion that the expenses are reasonable, that the Corporation has the financial ability to make the payment, and that the financial resources of the Corporation should be devoted to this use rather than some other use by the Corporation.

5.3	INDEMNIFICATION OF OFFICERS, AGENTS, AND EMPLOYEES WHO ARE NOT DIRECTORS
Unless otherwise provided in the Charter, the Board of Directors may indemnify and advance expenses to any officer, employee, or agent of the Corporation who is not a Director of the Corporation to any extent consistent with public policy, as determined by the general or specific action of the Board of Directors.
ARTICLE 6.
CERTIFICATES FOR SHARES AND THEIR TRANSFER
6.1	CERTIFICATES FOR SHARES
6.1.1	Content
Certificates representing shares of the Corporation shall, at a minimum, state on their face the name of the issuing Corporation and that it is formed under the laws of the State of Georgia; the name of the person to whom issued; and the number and class of shares and the designations of the series, if any, the certificate represents; and be in such form as determined by the Board of Directors. Such certificates shall be signed (either manually or by facsimile) by the Chairman, President or a Vice-President and by the Secretary or an Assistant Secretary or two (2) Directors and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified.
6.1.2	Legend as to Class or Series
If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back or each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the Shareholder this information on request in writing and without charge.
6.1.3	Shareholder List
The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.
6.1.4	Transferring Shares
All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
6.2	SHARES WITHOUT CERTIFICATES
6.2.1	Issuing Shares Without Certificates
Unless the Charter provides otherwise, the Board of Directors may authorize the issue of some or all the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation.

A restriction on the transfer or resignation of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this Section 6.4 and its existence is noted conspicuously on the front or back of the certificate or is contained in the information statement required by Section 6.2 with regard to shares issued without certificates. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.
6.5	ACQUISITION OF SHARES
The Corporation may acquire its own shares and unless otherwise provided in the Charter, the shares so acquired constitute authorized but unissued shares. If the Charter prohibits the reissue of acquired shares, the number of authorized shares shall be reduced by the number of shares acquired, effective upon amendment of the Charter, which amendment shall be adopted by the Shareholders or by the Board of Directors without Shareholder action. The articles of amendment must be delivered to the Secretary of State and must set forth:
6.5.1	The name of the Corporation;

6.5.2	The reduction in the number of authorized shares, itemized by class and series; and

6.5.3	The total number of authorized shares, itemized by class and series, remaining after reduction of the shares.
ARTICLE 7.
DISTRIBUTIONS
The Board of Directors may authorize, and the Corporation may make, distributions (including dividends on its outstanding share) in the manner and upon the terms and conditions provided by law and in the Corporation’s Charter.
ARTICLE 8.
CORPORATE SEAL
8.1	AUTHORITY TO ADOPT
The Corporation may have a seal in such form as the Board of Directors may adopt, and the Board of Directors may from time to time change for form of the seal of the Corporation.
8.2	SCROLL SEAL
In the event the Board shall not have adopted a seal or if it is inconvenient to use the adopted seal at any time, an authorized signature made in the name of and on behalf of the corporation followed by the word “Seal” enclosed in parentheses or scroll shall be deemed the seal of the Corporation.
ARTICLE 9.
EMERGENCY BYLAWS
9.1	EMERGENCY BYLAWS
Unless the Charter provides otherwise, the following provisions of this Section shall be effective during an emergency, which is defined as a period of time during which a quorum of the Corporation’s Directors cannot be readily assembled because of some catastrophic event.

10.1.2	By the Shareholders
The Corporation’s Shareholders may amend or repeal the Corporation’s Bylaws even though the Bylaws may also be amended or repealed by its Board of Directors.